UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2009

Max Capital Group Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2009, Max Bermuda Ltd., a wholly owned subsidiary of the Registrant, entered into a third amendment (the "Third Amendment") to that certain Credit Agreement (the "Credit Agreement"), dated December 21, 2006, between Max Bermuda Ltd. and The Bank of Nova Scotia, as previously amended.

The Third Amendment principally provides for an extension of the Credit Agreement through December 16, 2010.

The foregoing summary is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 8.01 Other Events.

The Registrant entered into a pre-arranged stock trading plan on December 18, 2009, to repurchase its common shares through a brokerage agreement.

The stock trading plan will be in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and consistent with the Registrant's policies regarding stock transactions. Rule 10b5-1 allows public companies to adopt written, pre-arranged stock trading plans when they do not have material, non-public information in their possession. Pursuant to the plan, the Registrant may purchase up to $35 million of its common shares on the open market from time to time ending on April 30, 2010, subject to market conditions and other factors.

The $35 million of common shares are included in the Registrant's previously announced share repurchase program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment No. 3 to Credit Agreement with The Bank of Nova Scotia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.

December 21, 2009	By:	Peter A Minton

Name: Peter A Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 to Credit Agreement with The Bank of Nova Scotia.